AMENDMENT TO THE WHIRLPOOL CORPORATION
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

The Whirlpool Corporation Supplemental Executive Retirement Plan is hereby amended as follows eﬀective February 14, 2022:

1.Section 2.4 shall be deleted in its entirety and the following substituted therefor: Applicable Law; Jurisdiction
Delaware law applies to any suit, action, or other legal proceeding arising out of or relating to the Plan and all determinations made and actions taken thereunder, except for any conﬂict of law principles and to the extent not otherwise governed by the Code or the laws of the United States. Any suit, action or other legal proceeding arising out of or relating in any way to the Plan, including any non-contractual claims involving related facts or issues, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be brought exclusively in a court of competent jurisdiction in the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant agree that they shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan, (d) agree that service of process in any such Proceeding may be eﬀected by mailing a copy of any such paper initiating any suit, action or Proceeding arising out of or relating to this Plan, in the case of a Participant, at the Participant’s address on ﬁle with the Company or, in the case of the Company, at the Company’s principal oﬃces, attention General Counsel, and (e) agree that nothing in the Plan shall aﬀect the right to eﬀect service of process in any other manner permitted by the laws of the State of

Delaware. In addition, while a Participant is employed by the Company, such Participant will keep a correct address on ﬁle with the Company and promptly notify the Company of any address change.
2.Section 3.2 shall be deleted in its entirety and the following substituted therefor: Participation
An Employee who is eligible to participate in the Plan as described in section 3.1 shall become a Participant in the Plan as of the ﬁrst day of the calendar year in which such person meets the eligibility conditions in section 3.1. Upon termination of a Participant’s employment, or if earlier, upon the Committee’s determination that such Participant is no longer employed in a class of employment that is eligible to participate (due to demotion of such Participant to an ineligible class of employment or otherwise), such Participant shall be considered an Inactive Participant. Any amounts previously accrued for the beneﬁt of such Inactive Participant pursuant to the terms of the Plan shall be paid to such Inactive Participant (or to such Inactive Participant’s Qualifying Survivor(s)) in accordance with Article 4. As a condition of a Participant’s participation in Plan on and after February 14, 2022 and as a matter of Company policy, any retirement beneﬁt or death beneﬁt under the Plan, whether accrued on or before such date, shall (a) be and remain subject to the applicable forfeiture and repayment provisions set forth in Section 4.9 of the Plan, as amended, and (b) be subject to the governing law, jurisdictional and other provisions set forth in Section 2.4 of the Plan, as amended.
3.Section 4.9 shall be deleted in its entirety and the following substituted therefor:

Forfeiture for Cause

(a)Notwithstanding the foregoing provisions in this Article 4, any retirement beneﬁt or death beneﬁt otherwise payable under this Article may be forfeited, and a Participant, and the Participant’s Qualifying Survivor or designated beneﬁciary, shall have no right to such beneﬁt, and may be required to repay the Company to the extent any such beneﬁt has already been paid under the Plan within the three year period prior to a Participant’s termination of employment for any reason, if the Committee determines in its sole discretion that the Participant–
(1)has revealed trade secrets, or has otherwise engaged in a willful, deliberate, or gross act of commission or omission which is injurious to the ﬁnances or reputation of the Company or its aﬃliate;

(2)has terminated employment with the Company after such retirement or death beneﬁt becomes payable and such termination of employment arose out of, was due to, or was in any way connected with any misconduct or violation of Company policies;
(3)has violated or threatens to violate the terms of any conﬁdentiality, non-solicit, non-compete or other restrictive covenant agreement Participant has with the Company or any of its subsidiaries or aﬃliates; or
(4)has, within two years following his or her termination of employment for any reason (A) directly or indirectly owned, operated, managed, or controlled, or participated in the ownership, operation, management, or control of, any “Restricted Companies” (deﬁned below), provided however, that nothing prevents the Participant from owning, as a passive investment, less than ten percent (10%) of a company's publicly traded stock, or (B) accepted employment with, consults for, or performs any services for any Restricted Companies anywhere in a “Restricted Area” (deﬁned below) where such employment or engagement: (i) requires the Participant to serve in a position or perform services that are similar to the position the Participant held or duties the Participant performed for the Company, or (ii) might cause the Participant to access, use or disclose “Conﬁdential Information” (deﬁned below), provided, that the restrictions set forth in the foregoing clauses (a)(4)(B)(i) and (a)(4)(B)(ii) do not apply to (I) the provision of legal services as a licensed, practicing attorney to a Restricted Company or (II) employment with a non-competitive unit of a Restricted Company, so long as the Participant’s services do not otherwise violate this Plan or any conﬁdentiality, non-solicit, non-compete or other restrictive covenant agreement Participant has with the Company or any of its subsidiaries or its aﬃliates.
(b)Any determination by the Committee that the Participant is, or has, engaged in such activity or breached an obligation to the Company as set forth in Section 4.9 shall be conclusive.
(c)For purposes of Section 4.9(a) the following deﬁnitions shall apply:

(1)“Restricted Companies” means any company or a division of any company that designs, develops, manufactures, distributes or services products that compete with products designed, developed, manufactured, distributed, or serviced by the Company including but not limited to household appliances (including larger and small appliances) and associated products such as fans, ﬁlters, puriﬁers, cleaners, commercial appliances, air conditioners and ﬁlters, garage storage appliances and cabinets, consumables for the use and care of home appliances, and parts, aftermarket parts and accessories for home appliances, regardless of where those products are designed, developed, sold or manufactured (collectively, “the Whirlpool Products and Services”). If the Company expands its business to include additional products or services during the Participant’s employment with the Company, as evidenced by the books, records and marketing materials of the Company, those products or services will be included in the Whirlpool Products and Services.
(2)“Restricted Area” means the largest geographic area applicable to the Participant in this section based on the nature of any position the Participant held with the Company in the last two years of the Participant’s employment. Speciﬁcally:
(A)The Participant agrees that if he or she holds a Manager or equivalent level position or above, or if the Participant was an engineering, research, or product development position concerning the Company’s business, or a position that involves Conﬁdential Information regarding new Company products and/or services under development, such positions regularly involve Conﬁdential Information and business relationships and related Legitimate Business Interests that are not limited by geography. The Restricted Area for these roles is the United States and each country outside of the United States where the Company conducted business, had concrete plans to conduct business, or marketed its products or services during the last two years of the Participant’s employment with the Company and/or its aﬃliate or subsidiary that employs the Participant.
(B)If the Participant is in a position with a deﬁned geographic area or territory of responsibility and not in a management position, then the Participant agrees that the Restricted Area for such role is the geographic area(s), or territory or territories, assigned to the Participant during the last 24 months of employment.
3.“Conﬁdential Information” means any non-public information about the Company’s business, plans, products, services, customers, suppliers, vendors, employees, and/or business partners. Conﬁdential Information also includes non-public information belonging to third parties that the Company is obliged to keep conﬁdential. Conﬁdential Information is a valuable asset that must be protected and safeguarded. The Company’s continued success, as well as the success and prosperity of its employees and shareholders, depends upon the preservation of this valuable asset. Improper use or disclosure of Conﬁdential Information, even by accident, can irreparably harm the Company and also harm employees whose livelihood is tied to the Company’s continued success.
4.“Legitimate Business Interests” means, collectively, the Company’s Conﬁdential Information, intellectual property, existing and prospective business relationships, employee relationships and specialized training, goodwill, and other legitimate business interests and assets (tangible and intangible), in and for which the Company has invested substantial time, money and resources to develop, protect and retain.